EXHIBIT 99.2


CONSOLIDATED FINANCIAL STATEMENTS



Celotek Corporation



Years ended December 31, 1999 and 1998

with Report of Independent Auditors

                               Celotek Corporation

                        Consolidated Financial Statements

                     Years ended December 31, 1999 and 1998



                                    CONTENTS

Report of Independent Auditors                                                1



Consolidated Financial Statements

Consolidated Balance Sheets                                                   2

Consolidated Statements of Operations                                         4

Consolidated Statements of Shareholders' Equity (Deficit)                     5

Consolidated Statements of Cash Flows                                         6

Notes to Financial Statements                                                 7

                         Report of Independent Auditors

The Board of Directors
Celotek Corporation

We have audited the accompanying consolidated balance sheets of Celotek Corporation and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholder's equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Celotek Corporation at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



                                                           /s/ Ernst & Young LLP

June 1, 2000

                               Celotek Corporation

                           Consolidated Balance Sheets
                             (amounts in thousands)


                                                                December 31
                                                             1999          1998
                                                         --------      --------
Assets
Current assets:
      Current assets:
      Cash and cash equivalents                          $  2,264      $  8,059
      Accounts receivable                                   1,795         1,201
      Inventories (Note 3)                                    905           448
      Prepaid expenses and other                              450           202
                                                         --------      --------
Total current assets                                        5,414         9,910

Furniture and equipment:
      Software, computers and office equipment              1,198           651
      Furniture, fixtures and equipment                       864           481
      Demo and research equipment                             541           270
                                                         --------      --------
                                                            2,603         1,402
Accumulated depreciation                                     (862)         (317)
                                                         --------      --------
Total furniture and equipment                               1,741         1,085
                                                         --------      --------


                                                         --------      --------
Total Assets                                             $  7,155      $ 10,995
                                                         --------      --------


                                                                               December 31
                                                                             1999        1998
                                                                         --------    --------
Liabilities and shareholders' equity (deficit)
Current liabilities:
      Accounts payable                                                   $    758    $    723
      Accrued expenses                                                        897         546
      Current obligation under capital lease                                   --          51
      Current portion of long-term debt (Note 5)                              139          --
                                                                         --------    --------
Total current liabilities                                                   1,794       1,320

Long-term debt, less current portion (Note 5)                                 278          --
                                                                         --------    --------
Total liabilities                                                           2,072       1,320

Redeemable, Convertible Series A Preferred Stock, $0.001 par
      value; 7,035,723 shares designated, issued and outstanding
      (aggregate liquidation preference of $3,728,933)                      3,706       3,706
Redeemable, Convertible Series B Preferred Stock, $0.001 par
      value; 6,393,290 shares designated, issued, and outstanding
      (aggregate liquidation preference of $7,752,503)                      7,685       7,685

Shareholders' equity (deficit) (Notes 6, 7 and 8):
      Common stock, $0.00 1 par value; 30,000,000 shares
           authorized, 6,238,812 and 5,044,257 shares issued and
           outstanding in 1999 and 1998, respectively                           6           5
      Additional paid-in-capital                                              424         398
      Accumulated deficit                                                  (6,734)     (2,119)
      Accumulated other comprehensive income - foreign currency
           translation loss                                                    (4)         --
                                                                         --------    --------
Total shareholders' equity                                                 (6,308)     (1,716)
                                                                         --------    --------
Total liabilities and shareholders' equity                               $  7,155    $ 10,995
                                                                         ========    ========

 See accompanying notes.


                               Celotek Corporation

                      Consolidated Statements of Operations
                             (amounts in thousands)


                                              Year ended December 31
                                                  1999       1998
                                               -------    -------
Product sales                                  $ 3,648    $ 5,658
Service revenue                                    322         --
                                               -------    -------
Total Sales                                      3,970      5,658
Cost of good sold                                1,177      2,000
                                               -------    -------
Gross profit                                     2,793      3,658

Selling, general and administrative expenses     5,784      3,142
Research and development expenses                1,825        804
                                               -------    -------
Loss from operations                            (4,816)      (288)

Other income (expense):
      Interest income and other                    229        144
      Interest expense                             (28)       (23)
                                               -------    -------
Net loss                                       $(4,615)   $  (167)
                                               =======    =======

                                                       Celotek Corporation

                                    Consolidated Statements of Shareholder's Equity (Deficit)
                                                      (amounts in thousands)

                                         Redeemable Convertible                                      Accumulated
                                            Preferred Stock               Additional                   Other
                                            ---------------      Common    Paid-in    Accumulated   Comprehensive
                                          Series A   Series B    Stock     Capital      Deficit        Income           Total
                                          --------   --------   --------   --------    --------        -------        --------
Balance at December 31, 1997              $3,706     $   --     $      5   $    397    $ (1,952)       $    --        $ (1,550)
       Issuance of preferred stock, net       --      7,685         --         --                           --
       Issuance of common stock               --         --         --            1                         --               1
       Net Loss                               --         --         --         --          (167)            --            (167)
                                          --------   --------   --------   --------    --------        -------        --------
Balance at December 31, 1998               3,706      7,685            5        398      (2,119)            --          (1,716)
       Issuance of common stock               --         --            1         26        --               --              27
       Net unrealized foreign currency
            translation loss                  --         --                     --         --               (4)             (4)
       Net Loss                               --         --                     --       (4,615)            --          (4,615)
Balance at December 31, 1999              $3,706     $7,685     $      6   $    424    $ (6,734)       $    (4)       $ (6,308)
                                          ========   ========   ========   ========    ========        =======        ========


 See accompanying notes.

                               Celotek Corporation

                      Consolidated Statements of Cash Flows
                             (amounts in thousands)

                                                          Year ended December 31
                                                             1999       1998
                                                            ------      -----
Operating activities
Net loss                                                   $(4,615)   $  (167)
     Adjustments to reconcile net loss to net cash used
         in operating activities:
            Depreciation and amortization                      552        229
            Changes in operating assets and liabilities:
                Accounts receivable                           (594)    (1,201)
                Inventories                                   (457)      (187)
                Prepaid expenses and other                    (248)       (96)
                Accounts payable                                35        545
                Accrued expenses                               351        518
                                                            ------      -----
Net cash used in operating activities                      $(4,976)   $  (359)

Investing activities
Purchases of furniture and equipment                        (1,212)      (961)
                                                            ------      -----
Net cash used in investing activities                       (1,212)      (961)

Financing activities
Proceeds from issuance of common stock                          27          1
Proceeds from issuance of preferred stock (net of
     issuance costs)                                          --        7,685
Proceeds from long-term debt                                   417       --
Repayment of note payable                                     --         (200)
Repayment of capital lease obligation                          (51)       (47)
                                                            ------      -----
Net cash provided by financing activities                      393      7,439


Net (decrease) increase in cash and cash equivalents        (5,795)     6,119
Cash and cash equivalents at beginning of year               8,059      1,940
                                                            ------      -----
Cash and cash equivalents at end of year                    $2,264     $8,059
                                                            ======     ======
Supplemental disclosure of cash flow information
Cash paid for interest                                      $   33     $   43
                                                            ======     ======
 See accompanying notes

                               Celotek Corporation

                   Notes to Consolidated Financial Statements

                                December 31, 1999

1. History and Nature of the Business

Celotek Corporation (the "Company") and subsidiary located in Research Triangle Park in North Carolina, designs, develops, markets and manufactures electronic information security systems for high-speed, high performance IP and ATM networks and also provides engineering, support service, and repair products to customers. In 1999, the Company established and incorporated Celotek Europe Ltd, a wholly owned foreign subsidiary, as a sales support office located in England.

Effective January 1, 1999, the Company changed its name from Secant Network Technologies, Inc. to Celotek Corporation.

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Celotek Europe, Ltd. which is based in England. In 1999, Celotek Europe, Ltd. recognized no revenues and a loss of approximately $146,000. All material intercompany accounts and transactions, including management services and revenues, are eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

Product revenue is generally recognized at the time of shipment to the customer. Services revenue is generally recognized when deliverables are shipped to the customer. Service contract revenue is recognized ratably over the term of the contract.

                               Celotek Corporation

2. Significant Accounting Policies (continued)

Sales and Accounts Receivable

The Company operates in a single industry and is engaged in the design and sale of electronic information security and network analysis systems. Revenues and accounts receivable from significant customers, those representing 10% or more of total sales and accounts receivable for the years and periods ended December 31, are summarized as follows:

                              Sales                       Accounts Receivable
                     1999                1998            1999              1998
                     ------------------------            ----------------------
 Customer 1          75.0%              56.1%            80.2%            63.5%
 Customer 2           6.0%              27.2%             1.6%            23.9%
 Customer 3          11.8%                --             17.2%              --

         (a) Inventories

Inventories are valued at the lower of cost or market using an average cost flow assumption.

Furniture and Equipment

Furniture  and  equipment  are  stated  at  cost  and   depreciated   using  the
straight-line method over the estimated useful lives of the related assets as follows:

      Software, computers and office equipment                           3 years
      Furniture, fixtures and equipment                                  5 years
      Demonstration and research equipment                               2 years

Expenditures for repairs and maintenance are charged to expense as incurred.

                               Celotek Corporation

2. Significant Accounting Policies (continued)

Advertising Costs

The Company expenses advertising costs as incurred. Amounts expensed in 1999 and 1998 were approximately $566,000 and $279,000, respectively.

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Translation of Foreign Currencies

The translation of foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expenses accounts using an average exchange rate for the period. The gains and losses resulting from translation are included in other comprehensive income.

Other Comprehensive Income

As of January 1, 1999, the Company adopted SFAS 130, "Reporting Comprehensive Income", which sets standards for the reporting and display of comprehensive income and its components in financial statements. Adoption had no impact on the Company's net loss or shareholders' equity. Comprehensive income consists of net loss plus other comprehensive income. Under SFAS 130, the item included in other comprehensive income is unrealized losses in the translation of foreign currencies. Comprehensive income and its components are displayed by the Company in the statements of shareholders' equity.

                               Celotek Corporation

2. Significant Accounting Policies (continued)

Accounting for Stock Options

In 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") with pro forma disclosures of net income (loss) as if the fair value method had been applied. The Company has elected to continue to apply APB 25 for stock options and other stock based awards and has disclosed pro forma net loss as if the fair value method had been applied. No compensation expense related to stock option grants was recorded in 1999 or 1998, as the option exercise prices were equal to fair market value on the date of grant.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash investments with financial institutions and trade accounts receivable.

Sales are made primarily to large domestic and international companies. Receivables are unsecured. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

Research and Development

Research and development costs are expensed to operations when incurred.

                              Celotek Corporation

2. Significant Accounting Policies (continued)

Reclassifications

Certain 1998 financial statement amounts have been reclassified to conform with 1999 classifications. These reclassifications had no effect on net loss or shareholders' equity as previously reported.

3.   Inventories

The major components of inventories at December 31 were as follows (amounts in thousands):

                                   1999     1998
                                  -----    -----
Component parts                   $ 834    $ 465
Assembled finished product          114       15
                                  -----    -----
                                    948      480
Reserve for obsolescence            (43)     (32)
                                  -----    -----
                                  $ 905    $ 448
                                  -----    -----

4. Leases

The Company leases certain office facilities and equipment under various non-cancelable operating leases. Some leases contain escalation clauses. Future minimum lease commitments under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 1999 are as follows (amounts in thousands):

2000                              $ 258
2001                                260
2002                                263
2003                                133
                                  -----
Total                             $ 914
                                  =====

Total rent expense for the years ended December 31, 1999 and 1998 was approximately $243,000 and $157,000, respectively.

                               Celotek Corporation

5. Long-Term Debt

In June 1999, the Company entered into a loan and security agreement with a bank providing the Company with up to $2,000,000 and $3,000,000 under revolving line and equipment line credit facilities, respectively.

The revolving line outstanding balance is limited to 80% of eligible accounts receivable as determined by the bank. The revolving line bears interest at the bank's prime rate and is collateralized by certain assets as defined in the agreement. At December 31. 1999, there was no outstanding balance on the revolving line.

The equipment line's purpose is for the acquisition of equipment and software development tools. Repayment of the line will be made in thirty-six equal installments starting in January 2000, including interest at the bank's prime rate plus 1% (9.5% at December 31, 1999). The equipment line is collateralized by certain assets as defined in the agreement. At December 31, 1999, $416,897 was outstanding under the equipment line.

Principal maturities of long-term debt are as follows (amounts in thousands):

          2000                                                  $         139
          2001                                                            139
          2002                                                            139
                                                                -------------
                                                                $         417
                                                                =============

The agreement requires the Company to meet certain covenants regarding liquidity and profitability as defined in the agreement, and contains certain other restrictions.

6. Shareholders' Equity (Deficit) and Redeemable, Convertible Stock

Capital Structure

The Company authorized 30,000,000 shares of common stock and 15,000,000 shares of preferred stock of which 7,035,723 are designated for Series A preferred and 6,393,290 are designated for Series B preferred.

                               Celotek Corporation

6. Shareholders' Equity (Deficit) and Redeemable, Convertible Stock (continued)

Redeemable, Convertible Preferred Stock - Series A and B

Redemption-- The holders of 75% or 60% of the outstanding shares of Series A or B Preferred Stock, respectively, voting together as a single group on an as-converted basis, can request on or after the 5th anniversary of the original issue date (July 16, 2002 and October 6, 2003, respectively), that their shares of Series A or B Preferred Stock be redeemed at a price for each share equal to the greater of a) the fair market value of Series A or B Preferred Stock plus all accrued but unpaid dividends or b) the Series A or B Preferred Stock liquidation preference. The Corporation shall redeem such shares plus accrued interest from the redemption date at the rate of 8% per annum in equal monthly installments over the 36 months following the redemption date.

In the event the Company receives a Series B Preferred Stock redemption request subsequent to a Series A Preferred Stock redemption request but prior to redemption of Series A Preferred Stock, the Company shall redeem Series B Preferred Stock prior to redemption of Series A Preferred Stock.

Conversion - Holders of Series A and B Preferred Stock have the right, at any time, to convert into such number of shares of Common Stock as is determined by dividing the Series A and B Preferred Stock original price ($0.53 and $ 1.2126 per share, respectively) by the conversion price in effect at the time of conversion.

The preferred stock conversion price will be reduced in the event of the Company's issuing any shares of common stock (or instruments convertible into common stock) without consideration or for consideration per share less than the conversion price of any series of preferred stock in effect immediately prior to the time of such issue or sale. The Series A and B Preferred Stock conversion prices at December 31, 1999 were $0.53 and $1.2126 per share, respectively.

Each share of Series A and B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable conversion price upon the closing of the sale of the Company's Common Stock in an underwritten public offering at a price per share of at least three times the then effective Series B Preferred Stock conversion price resulting in net proceeds to the Company of at least $15 million.

                               Celotek Corporation

6. Shareholders' Equity (Deficit) and Redeemable, Convertible Stock (continued)

Voting - Each holder of Series A and B Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which the Series A and Series B Preferred Stock is convertible.

Dividends - The Company may not declare or pay any dividends on shares of Common Stock unless equivalent dividends are declared and paid on the Series A and Series B Preferred Stock.

Liquidation - Upon liquidation, dissolution, or winding up of the Company, holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets to holders of Series A Preferred Stock and Common Stock, an amount equal to $1.2126 per share (as adjusted for any combinations, consolidations, stock distributions, or stock dividends) plus all or any accrued but unpaid dividends. Subject to the payment in full of Series B Preferred Stock holders, holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets to holders of Common Stock, an amount equal to $0.53 per share (as adjusted for any combinations, consolidations, stock distributions, or stock dividends) plus all or any accrued but unpaid dividends. If the assets and funds of the Corporation are insufficient to pay the holders of Series B Preferred Stock the full amount, assets and funds shall be distributed ratably among the holders of the Series B Preferred Stock based upon number of shares held. If, after payment in full to the holders of Series B Preferred Stock, the assets and funds of the Corporation are insufficient to pay the holders of Series A Preferred Stock the full amount, assets and funds shall be distributed ratably among the holders of the Series A Preferred Stock based upon number of shares held.

Right of First Participation - Each holder of Series A and B Preferred Stock is granted the right of participation to purchase up to its share of all new securities (excluding securities issued for conversion of Series A and B Preferred Stock, securities issued pursuant to the acquisition of another corporation, and shares issued pursuant to the Management Option Pool) which the Company may propose to sell or issue. This right expires upon the closing of a Qualified Public Offering.

                               Celotek Corporation

7. Stock Option Plan

In April 1997, the Board of Directors and shareholders of the Company adopted a Stock Option Plan ("the Plan"). The Plan is intended to provide employees, directors and consultants or advisors with an equity interest in the Company as an incentive to contribute to the success of the Company and to reward employees for outstanding performance. The Plan provides for the granting of either incentive or nonqualified options. The maximum number of shares of common stock which may be issued under the Plan is 5,432,386.

Exercise and Vesting of Options -- The options vest on a monthly basis over forty eight (48) months. The options are exercisable and terminate six months and ten years from the date of grant, respectively.

A summary of the Company's stock option activity and related information is as follows:

                                      Number          Option
                                        of           Price Range
                                      Options        per Share
                                   -------------------------------

 Balance at December 31, 1997         2,336,000         $.01
     Granted                          1,855,000    $0.35 - $0.12
     Exercised                          (19,271)       $0.035
     Canceled                          (278,606)       $0.035
                                   -------------------------------
 Balance at December 31, 1998         3,893,123    $0.01 - $0.12
     Granted                          1,461,000        $0.12
     Exercised                       (1,194,555)   $0.01 - $0.12
     Canceled                        (1,209,287)   $0.01 - $0.12
                                   -------------------------------
 Balance at December 31, 1999         2,950,281    $0.01 - $0.12
                                   ===============================

                               Celotek Corporation

7. Stock Option Plan (continued)

Exercise prices for options outstanding as of December 31, 1999 ranged from $0.01 to $0.12. The weighted average remaining contractual life of outstanding options is 8.58 years. The weighted average exercise price of outstanding options at December 31, 1999 is $0.08. At December 31, 1999 and 1998, options to purchase 2,043,873 and 1,056,719 shares of common stock were exercisable, respectively.

Pro forma information regarding net loss is required by SFAS 123 to be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.14%; a dividend yield of 0%; and a weighted-average expected life of the option of 10 years. The weighted-average grant-date fair value of the options granted in 1999 and 1998 was $.06 and $.04, respectively.

Option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Had compensation cost for the Company's stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, the Company's net loss would not have differed significantly from the amount reported in the statement of operations, therefore, supplemental pro forma information has not been separately disclosed, as permitted by SFAS 123.

                               Celotek Corporation

8. Capital Stock Reserved for Future Issuance

At December 31, 1999, the Company had reserved a total of 17,647,573 of its authorized 30,000,000 shares of common stock for future issuance as follows:

For conversion of Series A Preferred                                  7,035,723
For conversion of Series B Preferred                                  6,393,290
Outstanding stock options (Note 7)                                    2,950,281
Possible future issuance under stock option plans (Note 7)            1,268,279
                                                                     ----------
                                                                     17,647,573
                                                                     ==========
9. Employee Savings Plan

On February 13, 1998, the Company adopted a 401(k) Plan and Trust. The Plan covers substantially all full-time employees. The Company does not make contributions to the Plan.

10. Related Party Agreement

The Company licenses certain technology under an exclusive license agreement from an entity which is a shareholder in the Company. The term of the exclusive license extends for twenty years assuming certain conditions are met as outlined in the license agreement.

11. Income Taxes

At December 31, 1999, the Company has a cumulative federal and state net operating loss canyforward available to offset future taxable income of approximately $6,320,000 which begins to expire in the year 2011 for federal tax purposes and 2001 for state tax purposes. The Company also has approximately $373,000 of research credits to carry forward for use against future federal income taxes. U.S. tax rules impose limitations on the use of net operating losses and credits following certain changes in ownership. If such a change occurs, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                               Celotek Corporation

11. Income Taxes (continued)

Components of deferred taxes at December 31, are as follows (amounts in thousands):

                                                  1999       1998
                                                -------    -------
Deferred tax assets
     Net operating loss carryforwards           $ 2,437    $   700
     Amortization                                     6         30
     Depreciation                                    --         15
     Reserves                                        24         --
     Research and development credit                373        168
                                                -------    -------
Total deferred tax asset                          2,840        913
Valuation allowance for deferred tax asset       (2,825)      (913)
                                                -------    -------
Net deferred tax assct                               15         --
Deferred tax liabilities:
     Depreciation                                   (15)        --
                                                -------    -------
Total deferred tax liabilities                      (15)        --
                                                -------    -------
Total net deferred tax asset                    $    --    $    --
                                                -------    -------

                                        UNAUDITED INTERIM FINANCIAL INFORMATION


                               Celotek Corporation

                    Consolidated Interim Financial Statements

                     Six Months ended June 30, 2000 and 1999

                                    CONTENTS


Consolidated Interim Financial Statements (unaudited)



Consolidated Balance Sheets (unaudited)                                       1

Consolidated Statements of Operations (unaudited)                             3

Consolidated Statements of Cash Flows (unaudited)                             4

Notes to Financial Statements (unaudited)                                     5

                     UNAUDITED INTERIM FINANCIAL INFORMATION


                               Celotek Corporation

                                  Balance Sheet

                                  June 30, 2000
                        (unaudited, amounts in thousands)


Assets
 Current assets:

       Cash and cash equivalents                            $    1,182
       Accounts receivable                                       1,026
       Inventories (Note 3)                                      1,254
       Prepaid expenses and other                                  215
                                                            -----------
 Total current assets                                            3,677

 Furniture and equipment:
       Software, computers and office equipment                  1,004
       Furniture, fixtures and equipment                           755
       Demo and research equipment                               1,256
                                                            -----------
                                                                 3,015
 Accumulated depreciation                                       (1,283)
                                                            -----------
 Total furniture and equipment                                   1,732

 Prepaid Engineering Costs                                         186





                                                            -----------
 Total Assets                                               $    5,595
                                                            ===========

Liabilities and shareholders' equity
Current liabilities:
      Accounts payable                                                  $   660
      Accrued expenses                                                      365
      Deferred Revenue                                                      167
      Long-term debt (Note 5)                                               347
                                                                        -------
Total current liabilities                                                 1,539

Redeemable, Convertible Series A Preferred Stock, $0.00 1 par
      value; 7,035,723 shares designated, issued and outstanding
      (aggregate liquidation preference of $3,729)                        3,706
Redeemable, Convertible Series B Preferred Stock, $0001 par
      value; 6,393,290 shares designated, issued, and outstanding
      (aggregate liquidation preference of $7,753)                        7,685

Shareholders' equity:

      Common stock, $0.001 par value; 30,000,000 shares
           authorized, 6,238,812 and 5,044,257 shares issued and
           outstanding in 1999 and 1998, respectively                         7
      Additional paid-in-capital                                            732
      Deferred Compensation                                                (281)
      Accumulated deficit                                                (7,788)
      Accumulated other comprehensive income - foreign currency
           translation loss                                                  (5)
                                                                        --------
Total shareholders' equity (deficit)                                     (7,335)
                                                                        --------
Total liabilities and shareholders' equity (deficit)                    $ 5,595
                                                                        ========


See accompanying notes

                               Celotek Corporation

                      Consolidated Statements of Operations

                        (unaudited, amounts in thousands)


                                                     6 months ended June 30,

                                                     2000               1999
                                                  ----------------------------

 Total Sales                                      $  4,081           $    528
 Cost of good sold                                   1,181                155
                                                  ----------------------------
 Gross profit                                        2,900                373

 Selling, general and administrative expenses        2,688              3,007
 Research and development expenses                   1,296                808
                                                  ----------------------------
 Loss from operations                               (1,084)            (3,442)

 Other income (expense):
       Interest income and other                        55                148
       Interest expense                                (25)                (6)
                                                  ----------------------------
 Net loss                                         $ (1,054)          $ (3,300)
                                                  ============================




 See accompanying notes.

                               Celotek Corporation

                      Consolidated Statements of Cash Flows

                        (unaudited, amounts in thousands)

                                                                 Six months ended June 30,
                                                                  2000               1999
                                                               ----------------------------
 Operating activities
 Net loss                                                      $ (1,054)          $ (3,300)
      Adjustments to reconcile net loss to net cash used
          in operating activities:
             Depreciation and amortization                          448                242
             Changes in operating assets and liabilities:
                 Accounts receivable                                769                925
                 Inventories                                       (349)                 5
                 Prepaid expenses and other                          49                (90)
                 Accounts payable                                   (98)              (378)
                 Accrued expenses                                  (365)              (274)
                                                               ----------------------------
 Net cash used in operating activities                         $   (600)          $ (2,870)

 Investing activities
 Purchases of furniture and equipment                              (426)              (410)
                                                               ----------------------------
 Net cash used in investing activities                             (426)              (410)

 Financing activities
 Proceeds from issuance of common stock                              13                  8
 Proceeds from issuance of preferred stock (net of
      issuance costs)                                                 -                  -
 Proceeds from long-term debt                                         -                  -
 Repayment of note payable                                          (69)               (25)
 Repayment of capital lease obligation                                -                  -
                                                               ----------------------------
 Net cash provided by financing activities                          (56)               (17)


 Net (decrease) increase in cash and cash equivalents            (1,082)            (3,297)
 Cash and cash equivalents at beginning of year                   2,264              8,059
                                                               ----------------------------
 Cash and cash equivalents at end of year                      $  1,182           $  4,762
                                                               ============================

 Supplemental disclosure of cash flow information
 Cash paid for interest                                        $     25           $      6
                                                               ============================

 See accompanying notes

                               Celotek Corporation

                   Notes to Consolidated Financial Statements

                                  June 30, 2000

                                   (unaudited)

1.       Basis of Presentation

The unaudited condensed consolidated financial statements included herein contain all adjustments, consisting only of normal recurring adjustments which, in the opinion of management, are necessary to state fairly the consolidated financial position, results of operations and cash flows of Celotek Corporation ("Celotek" or the "Company") for the periods presented. These financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1999. Interim results of operations are not necessarily indicative of the results to be expected for the full year.

2.       Inventories

                                          June 30, 2000
                                      (amounts in thousands)
                                      ---------------------
Component parts                                      $1,216
Assembled finished product                              119
                                      ---------------------
                                                      1,335
Reserve for obsolescence                                (81)
                                      ---------------------
                                                     $1,254
                                      =====================

3.       Subsequent Events

         Acquisitions. On August 30, 2000, Cylink Corporation, a developer of a comprehensive family of network security solutions, acquired all the outstanding shares of Celotek Corporation in exchange for the issuance of 1,664,000 shares valued at $23,431,000, the issuance of options to purchase 307,500 shares of Cylink common shares which vest over 4 years valued at $2,329,000, and net cash of approximately $1,316,000 at the date of closing. Transaction costs totaled approximately $1,558,000. The acquisition was treated for accounting purposes as a purchase. The purchase price has been allocated to the assets acquired and liabilities assumed based upon the fair market values at the date of acquisition, as summarized below (in thousands):

Current assets (including cash and cash equivalents of $253)            $ 2,657
Property and equipment                                                    1,142
Current technology                                                       12,077
In-process technology                                                     3,681
Goodwill                                                                  7,521
Other intangibles                                                         1,403
Current liabilities                                                      (1,220)
Long-term debt assumed                                                     (185)
                                                                       ---------
                                                                       $ 27,076
                                                                       =========